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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to incorporation by reference in the registration statements (No. 33-97450, No. 33-86116, 333-14601 and No. 333-48446) on Form S-8 of PVF Capital
Corp. of our report dated July 17, 2002, relating to the consolidated statement of financial condition of PVF Capital Corp. and subsidiaries as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended June 30, 2002, which report appears in the June 30, 2002 Annual Report on Form 10-K of PVF Capital Corp.



/s/ Crowe, Chizek and Company, LLP


Cleveland, Ohio
September 26, 2002